SCHEDULE 14A
(RULE 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Capitala Finance Corp.
(Name of Registrant as Specified in Its Charter)

Name of Person(s) Filing Proxy Statement if other than the Registrant)
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No fee required.

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(1)
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(3)
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(2)
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CAPITALA FINANCE CORP.
4201 Congress St., Suite 360
Charlotte, NC 28209
(704) 376-5502
March [  ], 2018
Dear Stockholder:
You are cordially invited to attend the 2018 Annual Meeting of Stockholders (the “Meeting”) of Capitala Finance Corp. (the “Company”) to be held on April 26, 2018 at 8:30 a.m., Eastern Time, at the Company’s office located at 4201 Congress Street, Suite 360, Charlotte, North Carolina 28209.
The notice of the Meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the Meeting. At the Meeting, you will be asked to: (i) elect two directors of the Company; (ii) ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and (iii) approve a proposal to authorize the Company to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings, in each case subject to the approval of its board of directors and compliance with the conditions set forth in the proxy statement pertaining thereto (including, without limitation, that the number of shares issued does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such offering).
It is important that your shares be represented at the Meeting. If you are unable to attend the Meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. If you prefer, you can save time by voting through the Internet as described in the proxy statement and on the enclosed proxy card. Your vote and participation in the governance of the Company is very important to us.
Sincerely yours,
Joseph B. Alala, III
Chairman and Chief Executive Officer
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 26, 2018.
Our proxy statement and annual report on Form 10-K for the year ended December 31, 2017 are available on the Internet at http://www.astproxyportal.com/ast/18514/.
The following information applicable to the Meeting may be found in the proxy statement and accompanying proxy card:
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The date, time and location of the Meeting;

•
A list of the matters intended to be acted on and our recommendations regarding those matters;

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Any control/identification numbers that you need to access your proxy card; and

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Information about attending the Meeting and voting in person.

CAPITALA FINANCE CORP.
4201 Congress St., Suite 360
Charlotte, NC 28209
(704) 376-5502

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 26, 2018

To the Stockholders of Capitala Finance Corp.:
The 2018 Annual Meeting of Stockholders (the “Meeting”) of Capitala Finance Corp. (the “Company”) will be held at the Company’s office located at 4201 Congress Street, Suite 360, Charlotte, North Carolina 28209 on April 26, 2018 at 8:30 a.m., Eastern Time, for the following purposes:
1.
To elect two directors of the Company, who will each serve for a term of three years, or until their respective successors are duly elected and qualified;

2.
To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.
To approve a proposal to authorize the Company to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings, in each case subject to the approval of its board of directors and compliance with the conditions set forth in the proxy statement pertaining thereto (including, without limitation, that the number of shares issued does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such offering); and

4.
To transact such other business as may properly come before the Meeting.

You have the right to receive notice of and to vote at the Meeting if you were a stockholder of record at the close of business on February 22, 2018. If you are unable to attend, please sign the enclosed proxy card and return it promptly in the self-addressed envelope provided or through the Internet. Please refer to the voting instructions provided on your proxy card. In the event there are not sufficient votes for a quorum or to approve the proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company.
By Order of the Board of Directors,
John F. McGlinn
Corporate Secretary
Charlotte, North Carolina
March [  ], 2018
This is an important meeting. To ensure proper representation at the Meeting, please complete, sign, date and return the proxy card in the enclosed self-addressed envelope or through the Internet. Even if you vote your shares prior to the Meeting, you still may attend the Meeting and vote your shares in person if you wish to change your vote.

CAPITALA FINANCE CORP.
4201 Congress St., Suite 360
Charlotte, NC 28209
(704) 376-5502

PROXY STATEMENT
2018 Annual Meeting of Stockholders

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Capitala Finance Corp. (“Capitala Finance,” the “Company,” “we,” “us” or “our”) for use at the Company’s 2018 Annual Meeting of Stockholders (the “Meeting”) to be held on April 26, 2018 at 8:30 a.m., Eastern Time, at the Company’s office located at 4201 Congress Street, Suite 360, Charlotte, North Carolina 28209 and at any postponements or adjournments thereof. This Proxy Statement, the accompanying proxy card and the Company’s Annual Report for the fiscal year ended December 31, 2017, are first being sent to stockholders on or about March [  ], 2018.
We encourage you to vote your shares, either by voting in person at the Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card or vote through the Internet, and the Company receives it in time for voting at the Meeting, the persons named as proxies will vote your shares in the manner that you specify. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.
If you are a “stockholder of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the proxy tabulator, American Stock Transfer & Trust Company, LLC (“AST”), in writing, by submitting a properly executed, later-dated proxy, or by voting in person at the Meeting. Please send your notification to Capitala Finance Corp., c/o American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219, and submit a properly executed, later-dated proxy or vote in person at the Meeting. Any stockholder of record attending the Meeting may vote in person whether or not he or she has previously voted his or her shares. If your shares are held for your account by a broker, bank or other institution or nominee (“Broker Shares”), you may vote such shares at the Meeting only if you obtain proper written authority from your institution or nominee and present it at the Meeting. All of our directors are encouraged to attend the Meeting. Stockholders have no dissenters’ or appraisal rights in connection with any of the proposals described herein.
Stockholders of record may also vote via the Internet. Specific instructions to be followed by stockholders of record interested in voting via the Internet are shown on the enclosed proxy card. The Internet voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.
Purpose of Meeting
At the Meeting, you will be asked to vote on the following proposals:
1.
To elect two directors of the Company, who will each serve for a term of three years, or until their respective successors are duly elected and qualified;

2.
To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.
To approve a proposal to authorize the Company to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings, in each case subject to the approval of its board of directors and compliance with the conditions set forth in the proxy statement (including, without limitation, that the number of shares issued does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such offering); and

4.
To transact such other business as may properly come before the Meeting.

Voting Securities
You may vote your shares, in person or by proxy, at the Meeting only if you were a stockholder of record at the close of business on February 22, 2018 (the “Record Date”). There were [    ] shares of the Company’s common stock outstanding on the Record Date. Each share of the common stock is entitled to one vote.
Quorum Required
A quorum must be present at the Meeting for any business to be conducted. The presence at the Meeting, in person or by proxy, of the holders entitled to cast a majority of the shares of common stock of the Company entitled to be cast on the record date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Broker shares for which a nominee has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on certain proposals (which are considered “Broker Non-Votes” with respect to such proposals) will be treated as shares present for quorum purposes. If a quorum is not present at the Meeting, the stockholders who are represented may adjourn the Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.
Vote Required
Election of Directors.   The election of a director requires the affirmative vote of a plurality of the votes cast at the Meeting in person or by proxy. Stockholders may not cumulate their votes. If you vote “Withhold Authority” with respect to a nominee, your shares will not be voted with respect to the person indicated. Abstentions and Broker Non-Votes will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.
Ratification of Independent Registered Public Accounting Firm.   The affirmative vote of a majority of the votes cast at the Meeting in person or by proxy is required to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm. Abstentions and Broker Non-Votes will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.
Approval of a Proposal to Authorize the Company to Sell Shares of its Common Stock at a Price or Prices Below the Company’s then Current Net Asset Value Per Share in One or More Offerings, in Each Case Subject to the Approval of its Board of Directors and Compliance with the Conditions Set Forth in the Proxy Statement (Including, Without Limitation, that the Number of Shares Issued Does Not Exceed 25% of the Company’s then Outstanding Common Stock Immediately Prior to Each Such Offering).   The affirmative vote of  (1) a majority of the outstanding shares of common stock entitled to vote at the Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Meeting that are not held by affiliated persons of the Company is required to approve this proposal. For purposes of this proposal, the Investment Company Act of 1940, as amended (the “1940 Act”), defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is the less. Abstentions and Broker Non-Votes will have the effect of a vote against this proposal.
Additional Solicitation.   If there are not enough votes to approve any proposals at the Meeting, the chairman of our board of directors may adjourn the Meeting to permit further solicitation of proxies.
A stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).

Information Regarding This Solicitation
The Company’s board of directors is making this proxy solicitation. The Company will bear the expense of the solicitation of proxies for the Meeting, which is estimated to be approximately $35,000, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card. If brokers, trustees, or fiduciaries and other institutions or nominees holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners, the Company will reimburse such persons for their reasonable expenses in so doing. In addition, the Company will indemnify them against any losses arising out of that firm’s proxy soliciting services on the Company’s behalf.
In addition to the solicitation of proxies by the use of the mail, proxies may be solicited in person and/or by telephone or facsimile transmission by directors, officers or employees of the Company and/or officers or employees of Capitala Investment Advisors, LLC (“Capitala Investment Advisors”), the Company’s investment adviser. Capitala Investment Advisors and Capitala Advisors Corp. (the “Administrator”), the Company’s administrator, are both located at 4201 Congress Street, Suite 360, Charlotte, North Carolina 28209. No additional compensation will be paid to directors, officers or regular employees of the Company or Capitala Investment Advisors for such services. The Company has also retained AST Fund Solutions, LLC to assist in the solicitation of proxies for the Meeting for a fee of approximately $30,000, plus reimbursement of certain out-of-pocket expenses.
Stockholders may also provide their voting instructions through the Internet. This option requires stockholders to input the Control Number which is located on each proxy card. After inputting this number, stockholders will be prompted to provide their voting instructions. Stockholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their Internet link. Stockholders who vote via the Internet, in addition to confirming their voting instructions prior to submission, will also receive an e-mail confirming their instructions upon request.
If a stockholder wishes to participate in the Meeting, but does not wish to give a proxy electronically, the stockholder may still submit the proxy card originally sent with this Proxy Statement or attend in person.
Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the stockholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of the Record Date, the beneficial ownership of each current director, the nominees for director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon reports filed by such persons with the SEC and other information obtained from such persons, if available.
Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power and has the same address as the Company. Our address is 4201 Congress Street, Suite 360, Charlotte, North Carolina 28209.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Class(2)
Interested Directors
Joseph B. Alala, III(3)(4)	730,280	[ ]%
M. Hunt Broyhill(5)	380,419	[ ]%
Independent Directors
R. Charles Moyer	6,353	*
H. Paul Chapman	10,000	*
Larry W. Carroll	130,000	*
Executive Officers
John F. McGlinn	154,026	*
Stephen A. Arnall	18,385	*
Richard G. Wheelahan, III	15,948	*
Executive Officers and Directors as a Group	1,445,411	[ ]%

*
Represents less than one percent.

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Assumes no other purchases or sales of our common stock since the most recently available SEC filings. This assumption has been made under the rules and regulations of the SEC and does not reflect any knowledge that we have with regard to the present intent of the beneficial owners of our common stock listed in this table. Any fractional shares owned directly or beneficially have been rounded down for purposes of this table.

(2)
Based on a total of  [    ] shares of our common stock issued and outstanding on the Record Date.

(3)
Mr. Alala, by virtue of his position as manager thereof, may be deemed to beneficially own (i) 21,245 shares held by Capitala Investment Advisors, LLC; (ii) 972 shares held by CapitalSouth Corporation; (iii) 5,559 shares held by Capitala Transaction Corp.; (iv) 237,739 shares held by Capitala Restricted Shares I, LLC (“CRS”); and (v) 454,433 shares held by Capitala Private Investments LLC. Mr. Alala disclaims beneficial ownership of any shares directly held by these entities, except to the extent of his pecuniary interest therein. The address for all of these entities is 4201 Congress Street, Suite 360, Charlotte, North Carolina 28209. Mr. Alala may also be deemed to beneficially own 360 shares held by each of his two children (a total of 720 shares).

(4)
CRS, which is an affiliate of Capitala Investment Advisors, LLC, previously granted Awards with respect to the 237,739 shares of the Company’s common stock held by CRS to certain of Capitala Investment Advisors, LLC’s employees pursuant to CRS’s Amended and Restated 2015 Equity Compensation Plan, dated September 18, 2015 (the “Plan”). Unvested Awards under the Plan are scheduled to vest on September 25, 2018. Upon settlement, the unvested Awards will become payable on a one-for-one basis in shares of the Company’s common stock. The Plan was previously approved by the Company’s Board of Directors. Pursuant to the SEC staff no-action letters to Babson Capital Management LLC (pub. avail. Dec. 14, 2006) and Carlyle GMS Finance, Inc. (pub. avail. Oct. 8, 2015), an employee benefit plan sponsored by an investment adviser (or an affiliated person of an investment adviser) to a registered closed-end investment company or business development company regulated under the Investment Company Act of 1940, as amended, that offers plan participants equity securities of such investment company or business development company is considered an “employee benefit plan sponsored by the issuer” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

(5)
Mr. Broyhill, by virtue of his position as manager thereof, may be deemed to beneficially own (i) 78,455 shares held by BMC Fund Inc.; (ii) 134,857 shares held by Claron Investments, LP; (iii) 37,764 shares held by Broyhill Investments, Inc.; (iv) 6,993 shares held by Hibriten Investments of N.C. Limited Partnership; (v) 19,580 shares held by Broyhill Family Foundation Inc.; and (vi) 2,000 shares held by Broyhill Memorial Park, Inc. Mr. Broyhill may also be deemed to beneficially own (i) 300 shares held by his wife, (ii) 1,324 shares held by the Paul H. Broyhill II Irrevocable Trust, and (iii) 1,598 shares held by the Margaret Christian Broyhill Irrevocable Trust. Mr. Broyhill disclaims beneficial ownership of any shares directly held by these entities, except to the extent of his pecuniary interest therein. The address for all of these entities is 800 Golfview Park, PO Box 500, Lenoir, NC 28645.

Set forth below is the dollar range of equity securities beneficially owned by each of our directors as of the Record Date. We are not part of a “family of investment companies,” as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
Name of Director	Dollar Range of Equity Securities in Capitala Finance(1)(2)
Interested Directors
Joseph B. Alala, III	Over $100,000
M. Hunt Broyhill	Over $100,000
Independent Directors
R. Charles Moyer	$10,001 – $50,000
Larry W. Carroll	Over $100,000
H. Paul Chapman	$50,001 – $100,000

(1)
Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or Over $100,000.

(2)
The dollar range of equity securities beneficially owned in us is based on the closing price for our common stock of  $[    ] on the Record Date on the NASDAQ Global Select Market. Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

PROPOSAL I: ELECTION OF DIRECTORS
Pursuant to the Company’s charter and bylaws, the board of directors is divided into three classes. Directors are elected for a staggered term of three years each, with a term of office of one of the three classes of directors expiring each year. Each director will hold office for the term to which he is elected or until his successor is duly elected and qualified.
Mr. M. Hunt Broyhill and Mr. Larry W. Carroll have each been nominated for election for a three year term expiring in 2021. Messrs. Broyhill and Carroll are not being proposed for election pursuant to any agreement or understanding between Messrs. Broyhill and Carroll and the Company or any other person or entity.
A stockholder can vote for or withhold his or her vote from the nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy “FOR” the election of the nominees named below. If either nominee should decline or be unable to serve as a director, it is intended that the proxy will vote for the election of such person as is nominated by the board of directors as a replacement. The board of directors has no reason to believe that the persons named above will be unable or unwilling to serve.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.
Information about the Nominees and Directors
As described below under “Committees of the Board of Directors — Nominating and Corporate Governance Committee,” the board of directors has identified certain desired attributes for director nominees. Each of our directors and the director nominees has demonstrated high character and integrity, superior credentials and recognition in his respective field and the relevant expertise and experience upon which to be able to offer advice and guidance to our management. Each of our directors and the director nominees also has sufficient time available to devote to the affairs of the Company, is able to work with the other members of the board of directors and contribute to the success of the Company and can represent the long-term interests of the Company’s stockholders as a whole. Our directors and the director nominees have been selected such that the board of directors represents a range of backgrounds and experiences.
Certain information, as of the Record Date, with respect to the nominees for election at the Meeting, as well as each of the current directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds, the year in which each person became a director of the Company, and a discussion of their particular experience, qualifications, attributes or skills that lead us to conclude, as of the Record Date, that such individual should serve as a director of the Company, in light of the Company’s business and structure.
The business address of the nominees and the directors listed below is 4201 Congress Street, Suite 360, Charlotte, North Carolina 28209.

Nominees for Directors
Nominees for Class II Directors — Term Expiring 2021
Mr. Broyhill is an “interested person” of the Company as defined in the 1940 Act due to his indirect controlling interest in Capitala Investment Advisors. Mr. Carroll is not an “interested person” of the Company as defined in the 1940 Act.
Name, Address and Age(1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years
Interested Director
M. Hunt Broyhill, 53	Director	Class II Director since 2013; Term expires 2018.	Partner of the predecessor to Capitala Investment Advisors; Chief Executive Officer of Broyhill Asset Management, LLC, a private wealth management firm; President and Chairman of the board of directors of BMC Fund, Inc., a registered closed-end management investment company; President and director of Broyhill Investments, Inc., a private investment company; and also holds several senior positions within the Broyhill family offices.	Chairman of the board of directors of BMC Fund, Inc. and director of Broyhill Investments, Inc.
Mr. Broyhill’s history with us, familiarity with our investment platform, and extensive knowledge of the financial services industry and the investment valuation process in particular qualify him to serve on our board of directors.
Independent Director
Larry W. Carroll, 66	Director	Class II Director since 2013; Term expires 2018.	President of Carroll Financial Associates, Inc., a financial planning and investment management firm.	Former Director of Park Sterling Corporation and its wholly owned subsidiary, Park Sterling Bank; Director of Carroll Financial Associates, Inc.; Former Director of the Board of Trustees of the Cultural and Heritage Foundation; Board of Trustees of Austin Peay State University
Mr. Carroll’s expertise in the financial services industry and capital markets, as well as his experience serving on the board of directors of other financial services companies, provides our board of directors with the valuable insight of an experienced financial manager.

Current Directors
Class III Directors — Term Expiring 2019
Mr. Alala is an “interested person” of the Company as defined in the 1940 Act due to his position as chief executive officer and president of the Company and as the managing partner and chief investment officer of Capitala Investment Advisors. Mr. Chapman is not an “interested person” of the Company as defined in the 1940 Act.
Name, Address and Age(1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years
Interested Director
Joseph B. Alala, III, 47	Chief Executive Officer, President, and Chairman of the board of directors.	Class III Director since 2013; Term expires 2019.	Chief Executive Officer, President, and Chairman of the board of directors of Capitala Finance; and Managing Partner and Chief Investment Officer of Capitala Investment Advisors.	Former Member of Board of Governors of the Small Business Investor Alliance; Serves on Board of Visitors of the Wake Forest School of Law; Serves on the boards of directors of some of our portfolio companies; and Member of Princeton University’s Track & Field’s Trustee Board.
Mr. Alala’s intimate knowledge of the business and operations of the Company and our portfolio, extensive familiarity with the financial industry and the investment management process in particular, and experience as a director of other organizations not only gives the board of directors valuable insight but also positions him well to serve as the chairman of our board of directors.
Independent Director
H. Paul Chapman, 66	Director	Class III Director since 2013; Term expires 2019.	Partner at KPMG LLP, an accounting firm (1974 – 2013); Professor in the Belk College of Business at University of North Carolina at Charlotte (2013 – Present).	Mr. Chapman has served on the boards of directors of a variety of charitable and community organizations.
Mr. Chapman’s experience as an auditor, including his extensive knowledge of accounting and financial reporting, as well as his experience as a director of other organizations, qualifies him to serve on our board of directors.

Class I Director — Term Expiring 2020
Dr. Moyer is not an “interested person” of the Company as defined in the 1940 Act.
Name, Address and Age(1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years(2)
Independent Director
R. Charles Moyer, 72	Director	Class I Director since 2013; Term expires 2017.	Dean Emeritus and Professor of Finance at the University of Louisville; Dean Emeritus of the Babcock Graduate School of Management, Wake Forest University.	Director of Kentucky Seed Capital Fund; Director of Summit Biosciences Inc.; and Director of King Pharmaceuticals Inc. (2000 – 2011).
Dr. Moyer’s extensive knowledge of risk management, corporate finance and corporate governance, as well as his tenure on the board of directors of King Pharmaceuticals Inc., qualifies him to serve on our board of directors.

(1)
The business address of the director nominees and other directors is c/o Capitala Finance Corp., 4201 Congress Street, Suite 360, Charlotte, North Carolina 28209.

Information about Executive Officers Who Are Not Directors
The following information, as of the Record Date, pertains to our executive officers who are not directors of the Company.
Name, Address, and Age(1)	Position(s) Held with Company	Principal Occupation(s) During Past 5 Years
John F. (“Jack”) McGlinn, 49	Chief Operating Officer, Secretary and Treasurer	Chief Operating Officer, Secretary and Treasurer of Capitala Finance since February 2013 and serves as a director of Capitala Investment Advisors. Mr. McGlinn joined the predecessor to Capitala Investment Advisors in 2000 and manages our Raleigh, North Carolina office.
Stephen A. Arnall, 56	Chief Financial Officer	Chief Financial Officer of Capitala Finance since May 2013. Prior to joining Capitala Finance, Mr. Arnall was an executive vice president and the chief financial officer of Park Sterling Bank from 2006 to 2010 and treasurer of Park Sterling Bank from 2010 to 2013.
Richard G. Wheelahan, III, 37	Chief Compliance Officer	Chief Compliance Officer of Capitala Finance since July 2013. Mr. Wheelahan is also the chief compliance officer, general counsel, and a director of Capitala Investment Advisors and served as an associate, and subsequently, a vice president of the predecessor to Capitala Investment Advisors since March 2010.

(1)
The business address of the executive officers is c/o Capitala Finance Corp., 4201 Congress Street, Suite 360, Charlotte, North Carolina 28209.

Director Independence
In accordance with rules of the NASDAQ Stock Market, our board of directors annually determines each director’s independence. We do not consider a director independent unless the board of directors has determined that he has no material relationship with us. We monitor the relationships of our directors and officers through a questionnaire each director completes no less frequently than annually and updates periodically as information provided in the most recent questionnaire changes.
Our governance guidelines require any director who has previously been determined to be independent to inform the Chairman of the board of directors, the Chairman of the Nominating and Corporate Governance Committee and our Corporate Secretary of any change in circumstance that may cause his or her status as an independent director to change. The board of directors limits membership on the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee to independent directors.
In order to evaluate the materiality of any such relationship, the board of directors uses the definition of director independence set forth in the rules promulgated by the NASDAQ Stock Market. Rule 5605(a)(2) provides that a director of a business development company (“BDC”), shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act.
The board of directors has determined that each of the directors is independent and has no relationship with us, except as a director and stockholder, with the exception of Joseph B. Alala, III, due to his position as chief executive officer the Company and as the managing partner and chief investment officer of Capitala Investment Advisors, and M. Hunt Broyhill, as a result of his indirect controlling interest in Capitala Investment Advisors.
Board Leadership Structure
Our board of directors monitors and performs an oversight role with respect to the business and affairs of Capitala Finance, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers to Capitala Finance. Among other things, our board of directors approves the appointment of our investment adviser and officers, reviews and monitors the services and activities performed by our investment adviser and executive officers and approves the engagement, and reviews the performance of, our independent public accounting firm.
Under Capitala Finance’s bylaws, our board of directors may designate a chairman to preside over the meetings of the board of directors and meetings of the stockholders and to perform such other duties as may be assigned to him by the board. We do not have a fixed policy as to whether the chairman of the board should be an independent director and believe that we should maintain the flexibility to select the chairman and reorganize the leadership structure, from time to time, based on the criteria that is in the best interests of Capitala Finance and its stockholders at such times.
Mr. Alala serves as the chairman of our board of directors. Mr. Alala is an “interested person” of Capitala Finance as defined in Section 2(a)(19) of the 1940 Act due to his position as chief executive officer of the Company and as the managing partner and chief investment officer of Capitala Investment Advisors. We believe that Mr. Alala’s history with us, familiarity with Capitala Finance’s investment platform, and extensive knowledge of the financial services industry and the investment valuation process in particular qualify him to serve as the chairman of our board of directors. We believe that Capitala Finance is best served through this existing leadership structure, as Mr. Alala’s relationship with Capitala Finance’s investment adviser provides an effective bridge and encourages an open dialogue between management and the board of directors, ensuring that both groups act with a common purpose.
We are aware of the potential conflicts that may arise when a non-independent director is chairman of the board, but believe these potential conflicts are offset by our strong corporate governance policies. Our corporate governance policies include regular meetings of the independent directors in executive session without the presence of interested directors and management, a designated lead independent director, the establishment of audit, nominating and corporate governance and compensation committees comprised solely of independent directors and the appointment of a chief compliance officer, with whom the independent directors meet regularly without the presence of interested directors and other members of management, for administering our compliance policies and procedures. Larry W. Carroll currently serves as designated lead independent director.
We recognize that different board leadership structures are appropriate for companies in different situations. We intend to re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet Capitala Finance’s needs.
Board’s Role in Risk Oversight
Our board of directors performs its risk oversight function primarily through (1) its three standing committees, which report to the entire board of directors and are comprised solely of independent directors, and (2) active monitoring by our chief compliance officer and our compliance policies and procedures.
As described below in more detail under “Committees of the Board of Directors,” the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee assist the board of directors in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing Capitala Finance’s accounting and financial reporting processes, Capitala Finance’s systems of internal controls regarding finance and accounting, Capitala Finance’s valuation process, and audits of Capitala Finance’s financial statements. The Nominating and Corporate Governance Committee’s risk oversight responsibilities include selecting, researching and nominating directors for election by our stockholders, developing and recommending to the board a set of corporate governance principles and overseeing the evaluation of the board and our management. The Compensation Committee’s risk oversight responsibilities include reviewing and recommending to our board of directors for approval the Investment Advisory Agreement (the “Advisory Agreement”) between the Company and Capitala Investment Advisors and the Administration Agreement (the “Administration Agreement”) between the Company and the Administrator, and, to the extent that we compensate our executive officers directly in the future, reviewing and evaluating the compensation of our executive officers and making recommendations to the board of directors regarding such compensation.
Our board of directors also performs its risk oversight responsibilities with the assistance of the chief compliance officer. The board of directors will annually review a written report from the chief compliance officer discussing the adequacy and effectiveness of the compliance policies and procedures of Capitala Finance and its service providers. The chief compliance officer’s annual report will address, at a minimum, (a) the operation of the compliance policies and procedures of Capitala Finance and its service providers since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the chief compliance officer’s annual review; and (d) any compliance matter that has occurred since the date of the last report about which the board of directors would reasonably need to know to oversee our compliance activities and risks. In addition, the chief compliance officer will meet separately in executive session with the independent directors at least once each year.
We believe that our board of directors’ role in risk oversight is effective, and appropriate given the extensive regulation to which we are already subject as a BDC. As a BDC, we are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, our ability to incur indebtedness is limited such that our asset coverage must equal at least 200% immediately after each time we incur indebtedness, we generally cannot invest in assets that are not “qualifying assets” unless at least 70% of our gross assets consist of  “qualifying assets” immediately prior to such investment, and we are not generally permitted to invest, subject to certain exceptions, in any portfolio company in which one of our affiliates currently has an investment.
We recognize that different board roles in risk oversight are appropriate for companies in different situations. We intend to re-examine the manners in which the board administers its oversight function on an ongoing basis to ensure that they continue to meet Capitala Finance’s needs.

Committees of the Board of Directors
An Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee have been established by our board of directors. During 2017, our board of directors held five board of directors meetings, eight Audit Committee meetings, one Nominating and Corporate Governance Committee meeting, and one Compensation Committee meeting. All directors attended at least 75% of the aggregate number of meetings of the board of directors and of the respective committees on which they serve. We require each director to make a diligent effort to attend all board and committee meetings as well as each annual meeting of our stockholders. All of our directors attended the 2017 Annual Meeting of Stockholders.
Audit Committee
The Audit Committee operates pursuant to a charter approved by our board of directors, a copy of which is available at http://investor.capitalagroup.com/. The charter sets forth the responsibilities of the Audit Committee. The Audit Committee’s responsibilities include establishing guidelines and making recommendations to our board of directors regarding the valuation of our loans and investments, selecting the independent registered public accounting firm for Capitala Finance, reviewing with such independent registered public accounting firm the planning, scope and results of their audit of Capitala Finance’s financial statements, pre-approving the fees for services performed, reviewing with the independent registered public accounting firm the adequacy of internal control systems, reviewing Capitala Finance’s annual financial statements and periodic filings and receiving Capitala Finance’s audit reports and financial statements. The Audit Committee is currently composed of Messrs. Chapman, Carroll and Moyer, all of whom are considered independent under the rules of the NASDAQ Global Select Market and are not “interested persons” of Capitala Finance as that term is defined in Section 2(a)(19) of the 1940 Act. Mr. Chapman serves as chairman of the Audit Committee. Our board of directors has determined that Mr. Chapman is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. Mr. Chapman meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee operates pursuant to a charter approved by our board of directors, a copy of which is available at http://investor.capitalagroup.com/. The members of the Nominating and Corporate Governance Committee are Messrs. Chapman, Carroll and Moyer, all of whom are considered independent under the rules of the NASDAQ Global Select Market and are not “interested persons” of Capitala Finance as that term is defined in Section 2(a)(19) of the 1940 Act. Dr. Moyer serves as chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the board of directors or a committee thereof, developing and recommending to the board of directors a set of corporate governance principles and overseeing the evaluation of the board of directors and our management. The Nominating and Corporate Governance Committee currently does not consider nominees recommended by our stockholders.
The Nominating and Corporate Governance Committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the board of directors, Capitala Finance and its stockholders. In considering possible candidates for election as a director, the Nominating and Corporate Governance Committee will take into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:
•
are of high character and integrity;

•
are accomplished in their respective fields, with superior credentials and recognition;

•
have relevant expertise and experience upon which to be able to offer advice and guidance to management;

•
have sufficient time available to devote to the affairs of Capitala Finance;

•
are able to work with the other members of the board of directors and contribute to the success of Capitala Finance;

•
can represent the long-term interests of Capitala Finance’s stockholders as a whole; and

•
are selected such that the board of directors represents a range of backgrounds and experience.

The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the Nominating and Corporate Governance Committee considers and discusses diversity, among other factors, with a view toward the needs of the board of directors as a whole. The Nominating and Corporate Governance Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the board of directors, when identifying and recommending director nominees. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Nominating and Corporate Governance Committee’s goal of creating a board of directors that best serves the needs of Capitala Finance and the interests of its shareholders.
Compensation Committee
The Compensation Committee operates pursuant to a charter approved by our board of directors, a copy of which is available on our website at http://investor.capitalagroup.com/. The charter sets forth the responsibilities of the Compensation Committee. The Compensation Committee is responsible for annually reviewing and recommending for approval to our board of directors the Advisory Agreement and the Administration Agreement. In addition, although we do not directly compensate our executive officers currently, to the extent that we do so in the future, the Compensation Committee would also be responsible for reviewing and evaluating their compensation and making recommendations to the board of directors regarding their compensation. Lastly, the compensation committee would produce a report on our executive compensation practices and policies for inclusion in our proxy statement if required by applicable proxy rules and regulations and, if applicable, make recommendations to the board of directors on our executive compensation practices and policies. The Compensation Committee has the authority to engage compensation consultants and to delegate their duties and responsibilities to a member or to a subcommittee of the compensation committees. The members of the Compensation Committee are Messrs. Chapman, Carroll and Moyer, all of whom are considered independent under the rules of the NASDAQ Global Select Market and are not “interested persons” of Capitala Finance as that term is defined in Section 2(a)(19) of the 1940 Act. Mr. Carroll serves as Chairman of the Compensation Committee.
Communication with the Board of Directors
Stockholders with questions about the Company are encouraged to contact the Company’s investor relations department. However, if stockholders believe that their questions have not been addressed, they may communicate with the Company’s board of directors by sending their communications to Capitala Finance Corp., c/o John F. McGlinn, Corporate Secretary, 4201 Congress Street, Suite 360, Charlotte, North Carolina 28209. All stockholder communications received in this manner will be delivered to one or more members of the board of directors.
Code of Ethics
The Company has adopted a code of ethics which applies to, among others, its senior officers, including its Chief Executive Officer and its Chief Financial Officer, as well as every officer, director and employee of the Company. The Company’s code can be accessed via its website at http://investor.capitalagroup.com. The Company intends to disclose amendments to or waivers from a required provision of the code on Form 8-K.

Compensation of Directors
The following table sets forth compensation of the Company’s directors, for the year ended December 31, 2017.
Name	Fees Earned or Paid in Cash(1)	All Other Compensation(2)	Total
Interested Directors
Joseph B. Alala, III	—	—	—
M. Hunt Broyhill	—	—	—
Independent Directors
R. Charles Moyer	$125,000	—	$125,000
Larry W. Carroll	$125,000	—	$125,000
H. Paul Chapman	$130,000	—	$130,000

(1)
For a discussion of the independent directors’ compensation, see below.

(2)
We do not maintain a stock or option plan, non-equity incentive plan or pension plan for our directors.

Our independent directors receive an annual fee of  $50,000. They also receive $5,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting, and also receive $5,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting. In addition, the chairman of the Audit Committee receives an annual fee of  $10,000 and each chairman of any other committee receives an annual fee of $5,000 for their additional services, if any, in these capacities. No compensation is expected to be paid to directors who are “interested persons” of Capitala Finance, as such term is defined in Section 2(a)(19) of the 1940 Act.
Compensation of Executive Officers
None of our officers receives direct compensation from Capitala Finance. However, Mr. Alala, through his financial interest in Capitala Investment Advisors, will be entitled to a portion of any investment advisory fees paid by Capitala Finance to Capitala Investment Advisors under the Advisory Agreement. Our other executive officers will be paid by our Administrator, subject to reimbursement by us of our allocable portion of such compensation for services rendered by such persons to Capitala Finance under the Administration Agreement. To the extent that our Administrator outsources any of its functions, we will reimburse our Administrator for the fees associated with such functions without profit or benefit to our Administrator.
On September 24, 2013, the Company entered into an investment advisory agreement (the “Investment Advisory Agreement”) with Capitala Investment Advisors, which was initially approved by the board of directors of the Company on June 10, 2013. Unless earlier terminated in accordance with its terms, the Investment Advisory Agreement will remain in effect if approved annually by our board of directors or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, by a majority of our non-interested directors. The Investment Advisory Agreement was re-approved by the board of directors of the Company, including by a majority of our non-interested directors, on August 3, 2017. Subject to the overall supervision of our board of directors, Capitala Investment Advisors manages our day-to-day operations, and provides investment advisory and management services to us. The Advisory Agreement will automatically terminate in the event of its assignment. The Advisory Agreement may also be terminated by either party without penalty upon not less than 60 days’ written notice to the other party.

Indemnification Agreements
We have entered into indemnification agreements with our directors. The indemnification agreements are intended to provide our directors the maximum indemnification permitted under Maryland law and the 1940 Act. Each indemnification agreement provides that Capitala Finance shall indemnify the director who is a party to the agreement (an “Indemnitee”), including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, to the maximum extent permitted by Maryland law and the 1940 Act.
Certain Relationships and Transactions
We have entered into the Investment Advisory Agreement with Capitala Investment Advisors. Mr. Alala, our chief executive officer and chairman of our board of directors, is the managing partner and chief investment officer of Capitala Investment Advisors, and Mr. Broyhill, a member of our board of directors, has an indirect controlling interest in Capitala Investment Advisors.
In addition, an affiliate of Capitala Investment Advisors also manages CapitalSouth Partners SBIC Fund IV, L.P. (“Fund IV”); a private investment limited partnership providing financing solutions to smaller and lower middle-market companies that had its first closing in March 2013 and obtained approval for its Small Business Investment Company license from the U.S. Small Business Administration in April 2013. In addition to Fund IV, affiliates of Capitala Investment Advisors may manage several affiliated funds whereby institutional limited partners in Fund IV have the opportunity to co-invest with Fund IV in portfolio investments. An affiliate of Capitala Investment Advisors also manages Capitala Private Credit Fund V, L.P. (“Fund V”); a private investment limited partnership providing financing solutions to the lower middle-market and traditional middle-market. Capitala Investment Advisors and its affiliates may also manage other funds in the future that may have investment mandates that are similar, in whole and in part, with ours. To the extent permitted by the 1940 Act and interpretation of the SEC staff, Capitala Investment Advisors and its affiliates may determine that an investment is appropriate for us and for one or more of those other funds. In such event, depending on the availability of such investment and other appropriate factors, Capitala Investment Advisors or its affiliates may determine that we should invest side-by-side with one or more other funds. Any such investments will be made only to the extent permitted by applicable law and interpretive positions of the SEC and its staff, and consistent with Capitala Investment Advisors’ allocation procedures. We do not expect to make co-investments, or otherwise compete for investment opportunities, with Fund IV because its focus and investment strategy differ from our own. However, we do expect to make co-investments with Fund V given its similar investment strategy.
On September 10, 2015, we, CapitalSouth Partners Fund II Limited Partnership, CapitalSouth Partners SBIC Fund III, L.P., Fund V, and Capitala Investment Advisors filed an application for exemptive relief with the SEC to permit an investment fund and one or more other affiliated investment funds, including future affiliated investment funds, to participate in the same investment opportunities through a proposed co-investment program where such participation would otherwise be prohibited under the 1940 Act. On June 1, 2016, the SEC issued an order (the “Order”) permitting this relief. Pursuant to the Order, we are permitted to co-invest in such investment opportunities with our affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors make certain conclusions in connection with a co-investment transaction, including, but not limited to, that (1) the terms of the potential co-investment transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching in respect of us or our stockholders on the part of any person concerned, and (2) the potential co-investment transaction is consistent with the interests of our stockholders and is consistent with our then-current investment objective and strategies.
On August 31, 2016, the Company sold assets to CapitalSouth Partners Florida Sidecar Fund II, L.P. (“FSC II”) in exchange for 100% of the partnership interests in FSC II. Concurrent with the sale of these assets to FSC II, the Company received cash consideration of  $47.6 million from an affiliated third-party purchaser in exchange for 100% of the partnership interests of FSC II. The Company’s board of directors pre-approved this transaction pursuant to Section 57(f) of the 1940 Act. Our Administrator also serves as the administrator to FSC II.

We have entered into a license agreement with Capitala Investment Advisors, pursuant to which Capitala Investment Advisors has agreed to grant us a non-exclusive, royalty-free license to use the name “Capitala.”
We have entered into the Administration Agreement with our Administrator. Pursuant to the terms of the Administration Agreement, our Administrator provides us with the office facilities and administrative services necessary to conduct our day-to-day operations. Mr. Alala, our chief executive officer and chairman of our board of directors, is the chief executive officer, president and a director of our Administrator.
Board Consideration of the Investment Advisory Agreement
The Investment Advisory Agreement was re-approved by the board of directors of the Company, including by a majority of our non-interested directors, at an in-person meeting held on August 3, 2017. In its consideration of the re-approval of the Investment Advisory Agreement, the board of directors reviewed a significant amount of information and considered and concluded, among other things:
•
The nature, extent and quality of advisory and other services provided by Capitala Investment Advisors, including information about the investment performance of the Company relative to its stated objectives and in comparison to the performance of the Company’s peer group and relevant market indices, and concluded that such advisory and other services are satisfactory and the Company’s investment performance is reasonable;

•
The experience and qualifications of the personnel providing such advisory and other services, including information about the backgrounds of the investment personnel, the allocation of responsibilities among such personnel and the process by which investment decisions are made, and concluded that the investment personnel of Capitala Investment Advisors have extensive experience and are well qualified to provide advisory and other services to the Company;

•
The current fee structure, the existence of any fee waivers, and the Company’s anticipated expense ratios in relation to those of other investment companies having comparable investment policies and limitations, and concluded that the current fee structure is reasonable;

•
The advisory fees charged by Capitala Investment Advisors to the Company and comparative data regarding the advisory fees charged by other investment advisers to business development companies with similar investment objectives, and concluded that the advisory fees charged by Capitala Investment Advisors to the Company are reasonable;

•
The direct and indirect costs, including for personnel and office facilities, that are incurred by Capitala Investment Advisors and its affiliates in performing services for the Company and the basis of determining and allocating these costs, and concluded that the direct and indirect costs, including the allocation of such costs, are reasonable;

•
Possible economies of scale arising from the Company’s size and/or anticipated growth, and the extent to which such economies of scale are reflected in the advisory fees charged by Capitala Investment Advisors to the Company, and concluded that some economies of scale may be possible in the future;

•
Other possible benefits to Capitala Investment Advisors and its affiliates arising from their relationships with the Company, and concluded that any such other benefits were not material to Capitala Investment Advisors and its affiliates; and

•
Possible alternative fee structures or bases for determining fees, and concluded that the Company’s current fee structure and bases for determining fees are satisfactory.

Based on the information reviewed and the discussions detailed above, the board of directors, including a majority of the directors who are not “interested persons” as defined in the 1940 Act, concluded that the fees payable to Capitala Investment Advisors pursuant to the Advisory Agreement were reasonable, and comparable to the fees paid by other management investment companies with similar investment objectives, in relation to the services to be provided. The board of directors did not assign relative weights to the above factors or the other factors considered by it. Individual members of the board of directors may have given different weights to different factors.
Section 16(a) Beneficial Ownership Reporting Compliance
Pursuant to Section 16(a) of the Exchange Act, the Company’s directors and executive officers, and any persons holding more than 10% of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based solely upon review of Forms 3, 4 and 5 (and amendments thereto) furnished to the Company during or in respect of the year ended December 31, 2017 and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers, and 10.0% or greater shareholders were satisfied in a timely manner during the year ended December 31, 2017.

PROPOSAL II: RATIFICATION OF SELECTION
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee and the independent directors of the board of directors have selected Ernst & Young LLP (“E&Y”) to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2018. This selection is subject to ratification or rejection by the stockholders of the Company.
E&Y has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its affiliates. It is expected that a representative of E&Y will be present at the Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.
Table below in thousands
	Fiscal Year Ended December 31, 2017	Fiscal Year Ended December 31, 2016
Audit Fees	$711.8	$596.1
Audit-Related Fees	—	—
Tax Fees	67.0	33.5
All Other Fees	—	—
Total Fees:	$778.8	$629.5

Audit Fees:   Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and quarterly reviews and services that are normally provided by E&Y in connection with statutory and regulatory filings.
Audit-Related Fees:   Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.
Tax Fees:   Tax services fees consist of fees billed for professional tax services. These services also include assistance regarding federal, state, and local tax compliance.
All Other Fees:   Other fees would include fees for products and services other than the services reported above.
Audit Committee Report
The Audit Committee of our board of directors operates under a written charter adopted by the board of directors. The Audit Committee is currently composed of Messrs. Chapman, Carroll and Moyer.
Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes.
Audit Firm Selection/Ratification
The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company’s registered independent auditors.
At least annually, the Audit Committee reviews the Company’s independent registered public accounting firm to decide whether to retain such firm on behalf of the Company. E&Y has been the Company’s independent registered public accounting firm since September 2013.

When conducting its latest review of E&Y, the Audit Committee actively engaged with E&Y’s engagement partners and considered, among other factors:
•
the professional qualifications of E&Y and that of the lead audit partner and other key engagement members relative to the current and ongoing needs of the Company;

•
E&Y’s historical and recent performance on the Company’s audits, including the extent and quality of E&Y’s communications with the Audit Committee related thereto;

•
senior management’s assessment of E&Y’s performance;

•
the appropriateness of E&Y’s fees relative to both efficiency and audit quality;

•
E&Y’s independence policies and processes for maintaining its independence;

•
reports of the Public Company Accounting Oversight Board (“PCAOB”) on E&Y;

•
E&Y’s tenure as the Company’s independent registered public accounting firm and its related depth of understanding of the Company’s businesses, operations and systems and the Company’s accounting policies and practices;

•
E&Y’s demonstrated professional integrity and objectivity;

•
the relative benefits, challenges, overall advisability and potential impact of selecting a different independent registered public accounting firm.

As a result of this evaluation, the Audit Committee approved the appointment of E&Y for 2018 subject to stockholder ratification.
Audit Engagement Partner Selection
Under SEC rules and E&Y’s practice, the lead engagement audit partner is required to change every five years, and a new lead audit partner has been appointed beginning 2018. The Audit Committee interviewed the incoming lead audit partner and considered his professional qualifications in light of the Company’s needs. The Audit Committee has approved the incoming lead audit partner.
Pre-Approval Policy
The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by E&Y. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such service does not impair the auditor’s independence. Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management. The Audit Committee preapproved 100% of services described in this policy.
Review with Management
The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States.
Review and Discussion with Independent Registered Public Accounting Firm
The Audit Committee has reviewed and discussed the Company’s audited financial statements with E&Y, with and without management present. The Audit Committee included in its review results of E&Y’s examinations, the Company’s internal controls, and the quality of the Company’s financial reporting.

The Audit Committee also reviewed the Company’s procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s chief executive officer and chief financial officer that are required in periodic reports filed by the Company with the SEC. The Audit Committee is satisfied that the Company’s internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.
The Audit Committee also has discussed with E&Y matters relating to E&Y’s assessment about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by Public Company Accounting Oversight Board Auditing Standard 16 (Communications with Audit Committees). In addition, the Audit Committee has discussed with E&Y their independence from management and the Company, as well as the matters in the written disclosures received from E&Y and required by Public Company Accounting Oversight Board Rule 3520 (Auditor Independence). The Audit Committee received a letter from E&Y confirming their independence and discussed it with them. The Audit Committee discussed and reviewed with E&Y the Company’s critical accounting policies and practices, other material written communications to management, and the scope of E&Y’s audits and all fees paid to E&Y during the fiscal year. The Audit Committee has adopted guidelines requiring review and pre-approval by the Audit Committee of audit and non-audit services performed by E&Y for the Company. The Audit Committee has reviewed and considered the compatibility of E&Y’s performance of non-audit services with the maintenance of E&Y’s independence as the Company’s independent registered public accounting firm.
Conclusion
Based on the Audit Committee’s discussion with management and the independent registered public accounting firm, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the board of directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC. The Audit Committee also recommended the selection of Ernst & Young LLP to serve as the independent registered public accounting firm for the year ending December 31, 2018.
Respectfully Submitted,
The Audit Committee
H. Paul Chapman
R. Charles Moyer
Larry W. Carroll
Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2018.
The material contained in the foregoing Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2018.

PROPOSAL III:
APPROVAL TO AUTHORIZE THE COMPANY TO SELL SHARES OF ITS COMMON STOCK AT
A PRICE OR PRICES BELOW THE COMPANY’S THEN CURRENT NET ASSET VALUE
PER SHARE IN ONE OR MORE OFFERINGS, IN EACH CASE SUBJECT TO THE APPROVAL OF ITS BOARD OF DIRECTORS AND COMPLIANCE WITH THE CONDITIONS SET FORTH IN
THE PROXY STATEMENT.
The Company is a closed-end investment company that has elected to be regulated as a BDC under the 1940 Act. The 1940 Act prohibits the Company from selling shares of its common stock at a price below the then current net asset value (“NAV”) per share of such stock, exclusive of sales compensation, unless its stockholders approve such a sale and the Company’s board of directors makes certain determinations. Shares of the Company’s common stock have traded from time to time at a price below their NAV since they have begun trading on the NASDAQ Global Select Market on September 25, 2013.
Pursuant to this provision, the Company is seeking the approval of its common stockholders so that it may, in one or more public or private offerings of its common stock, sell or otherwise issue shares of its common stock, not exceeding 25% of its then outstanding common stock immediately prior to each such offering, at a price below its then current NAV, subject to certain conditions discussed below. The Company’s board of directors believes that having the flexibility for the Company to sell its common stock below NAV in certain instances is in the best interests of stockholders. If the Company were unable to access the capital markets as attractive investment opportunities arise, the Company’s ability to grow over time and continue to pay dividends to stockholders could be adversely affected.
While the Company has no immediate plans to sell shares of its common stock below NAV, it is seeking stockholder approval now in order to maintain access to the markets if the Company determines it should sell shares of common stock below NAV. These sales typically must be undertaken quickly. The final terms of any such sale will be determined by the board of directors at the time of sale. Also, because the Company has no immediate plans to sell any shares of its common stock below NAV, it is impracticable to describe the transaction or transactions in which such shares of common stock would be sold. Instead, any transaction where the Company sells such shares of common stock, including the nature and amount of consideration that would be received by the Company at the time of sale and the use of any such consideration, will be reviewed and approved by the board of directors at the time of sale.
There will be no limit on the percentage below net asset value per share at which shares may be sold by the Company under this proposal. However, the Company does not presently intend to sell shares of its common stock at a price that is more than 20% lower than the Company’s then current NAV, absent extenuating circumstances, including, but not limited to, circumstances that would require the Company to raise equity capital in order to avoid defaulting on its debt obligations. If this proposal is approved, no further authorization from the stockholders will be solicited prior to any such sale in accordance with the terms of this proposal. If approved, as required under the 1940 Act, the authorization would be effective for securities sold during a period beginning on the date of such stockholder approval and expiring on the earlier of the one year anniversary of the date of the Meeting or the date of the Company’s 2019 Annual Meeting of Stockholders. Stockholders approved a similar proposal in 2017, 2016 and 2015. However, notwithstanding such stockholder approval, since the Company’s initial public offering on September 25, 2013, the Company has not sold any shares of its common stock at a price below the Company’s then current NAV.
Generally, common stock offerings by BDCs are priced based on the market price of the currently outstanding shares of common stock, less a small discount of approximately 5% (which may be higher or lower depending on market conditions). Accordingly, even when shares of the Company’s common stock trade at a market price below NAV, this proposal would permit the Company to offer and sell shares of its common stock in accordance with pricing standards that market conditions generally require, subject to the conditions described below in connection with any offering undertaken pursuant to this proposal. This Proxy Statement is not an offer to sell securities. Securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from SEC registration requirements.

1940 Act Conditions for Sales below NAV
The Company’s ability to issue shares of its common stock at a price below NAV is governed by the 1940 Act. If stockholders approve this proposal, the Company will only sell shares of its common stock at a price below NAV per share if the following conditions are met:
•
a majority of the Company’s directors who are not “interested persons” of the Company as defined in the 1940 Act, and who have no financial interest in the sale, shall have approved the sale and determined that it is in the best interests of the Company and its stockholders; and

•
a majority of such directors, who are not interested persons of the Company, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount, which could be substantial.

Board Approval
On February 22, 2018, the Company’s board of directors, including a majority of the non-interested directors who have no financial interest in this proposal, approved this proposal as in the best interests of the Company and its stockholders and is recommending that the Company’s stockholders vote in favor of this proposal to offer and sell shares of the Company’s common stock at prices that may be less than NAV. In evaluating this proposal, the Company’s board of directors, including the non-interested directors, considered and evaluated factors including the following, as discussed more fully below:
•
possible long-term benefits to the Company’s stockholders; and

•
possible dilution to the Company’s NAV

Prior to approving this proposal, the Company’s board of directors met to consider and evaluate information that our management provided on the merits of our possibly raising additional capital and the merits of publicly offering shares of the Company’s common stock at a price below NAV. The Company’s board of directors considered the objectives of a possible offering, the mechanics of an offering, establishing size parameters for an offering, the possible effects of dilution, common stock trading volume, and other matters, including that the Company’s common stock has traded both above and below NAV since the Company’s initial public offering. The board of directors evaluated a full range of offering sizes. However, the board of directors has not yet drawn any definite conclusions regarding the size of a contemplated capital raise at this time, to the extent the Company’s common stock were to continue to trade below NAV. In determining whether or not to offer and sell common stock, including below NAV, the board of directors has a duty to act in the Company’s and its stockholders’ best interests and must comply with the other requirements of the 1940 Act.
Reasons to Offer Common Stock below NAV
The Company’s board of directors believes that having the flexibility for the Company to sell its common stock below NAV in certain instances is in the Company’s best interests and the best interests of its stockholders. If the Company were unable to access the capital markets when attractive investment opportunities arise, the Company’s ability to grow over time and to continue to pay dividends to stockholders could be adversely affected. In reaching that conclusion, the Company’s board of directors considered the following possible benefits to its stockholders:
Current Market Conditions Have Created Attractive Opportunities
Current market opportunities have created, and we believe will continue to create for the foreseeable future, favorable opportunities to invest, including opportunities that, all else being equal, may increase the Company’s NAV over the longer-term, even if financed with the issuance of common stock below NAV.

Stockholder approval of this proposal, subject to the conditions set forth in this proxy statement, is expected to provide the Company with the flexibility to invest in such opportunities. We believe that current market conditions provide attractive opportunities to use capital.
Market conditions also have beneficial effects for capital providers, including reduced competition, more favorable pricing of credit risk, more conservative capital structures and more creditor-friendly contractual terms. Accordingly, we believe that the Company could benefit from access to capital in this constrained credit market and that the current environment should provide attractive investment opportunities. The Company’s ability to take advantage of these opportunities will depend upon its access to capital.
Greater Investment Opportunities Due to Larger Capital Resources
The Company’s board of directors believes that additional capital raised through an offering of shares of its common stock may help it generate additional deal flow. Based on discussions with management, the Company’s board of directors believes that greater deal flow, which may be achieved with more capital, would enable the Company to be a more significant participant in the private debt and equity markets and to compete more effectively for attractive investment opportunities. Management has represented to the Company’s board of directors that such investment opportunities may be funded with proceeds of an offering of shares of the Company’s common stock. However, management has not identified specific companies in which to invest the proceeds of an offering given that specific investment opportunities will change depending on the timing of an offering, if any.
Higher Market Capitalization and Liquidity May Make the Company’s Common Stock More
Attractive to Investors
If the Company issues additional shares, its market capitalization and the amount of its publicly tradable common stock will increase, which may afford all holders of its common stock greater liquidity. A larger market capitalization may make the Company’s stock more attractive to a larger number of investors who have limitations of the size of companies in which they invest. Furthermore, a larger number of shares outstanding may increase the Company’s trading volume, which could decrease the volatility in the secondary market price of its common stock.
Maintenance or Possible Increase of Distributions
A larger and more diversified portfolio could provide the Company with more consistent cash flow, which may support the maintenance and growth of its distributions. The Company generally made distributions to its stockholders quarterly from the fourth quarter of 2013 through the third quarter of 2014 and began making distributions to its stockholders monthly in the fourth quarter of 2014. For the year ended December 31, 2017 the Company declared total distributions of  $1.42 per share of its common stock. Although management will continue to seek to generate income sufficient to pay the Company’s distributions in the future, the proceeds of future offerings, and the investments thereof, could enable the Company to maintain and possibly grow its distributions, which may include a return of capital.
Reduced Expenses Per Share
An offering that increases the Company’s total assets may reduce its expenses per share due to the spreading of fixed expenses over a larger asset base. The Company must bear certain fixed expenses, such as certain administrative, governance and compliance costs that do not generally vary based on its size. On a per share basis, these fixed expenses will be reduced when supported by a larger asset base.
Status as a BDC and RIC and Maintaining a Favorable Debt-to-Equity Ratio
As a BDC and a regulated investment company (“RIC”) for tax purposes, the Company is dependent on its ability to raise capital through the sale of common stock. RICs generally must distribute substantially all of their earnings from dividends, interest and short-term gains to stockholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from using those earnings to support new investments. Further, for the same reason BDCs, in order to borrow money or issue preferred stock, must maintain a debt to equity ratio of not more than 1:1, which requires the Company to finance its investments with at least as much common equity as debt and preferred stock in the aggregate. Therefore, to continue to build the Company’s investment portfolio, and thereby support maintenance and growth of the Company’s distributions, the Company endeavors to maintain consistent access to capital through the public and private equity markets enabling it to take advantage of investment opportunities as they arise.
Exceeding the required 1:1 debt-to-equity ratio would have severe negative consequences for a BDC, including an inability to pay distributions, possible breaches of debt covenants and failure to qualify for tax treatment as a RIC. Although the Company does not currently expect that it will exceed the required 1:1 debt-to-equity ratio, the markets the Company operates in and the general economy remain volatile and uncertain. Even though the underlying performance of a particular portfolio company may not indicate impairment or an inability to repay indebtedness in full, the volatility in the debt capital markets may continue to impact the valuations of debt investments negatively and result in further unrealized write-downs of debt investments. Any such asset write-downs, as well as unrealized write-downs based on the underlying performance of the Company’s portfolio companies, if any, will negatively impact its stockholders’ equity and the resulting debt-to-equity ratio. Issuing new equity will improve the Company’s debt-to-equity ratio. In addition to meeting legal requirements applicable to BDCs, having a more favorable debt-to-equity ratio will also generally strengthen the Company’s balance sheet and give it more flexibility in its operations.
Trading History
Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that the Company’s shares of common stock will trade at a discount from net asset value, or at premiums that are unsustainable over the long term, are separate and distinct from the risk that the Company’s net asset value will decrease. Since the Company’s initial public offering on September 25, 2013, its shares of common stock have traded from time to time at a discount to the net assets attributable to those shares. As of February 22, 2018, the Company’s shares of common stock traded [at a discount equal to approximately ([    ])%] of the net assets attributable to those shares based upon its net asset value as of December 31, 2017. It is not possible to predict whether the shares that may be offered pursuant to this approval will trade at, above, or below net asset value. The following table sets forth, for each fiscal quarter within the two most recent fiscal years and the current fiscal year, the range of high and low intraday sales prices for the Company’s common stock as reported on the NASDAQ Global Select Market, the premium (discount) of sales price to the Company’s net asset value (NAV) and the distributions declared by the Company for each fiscal quarter.
Fiscal Year Ended	NAV Per Share(1)		Sales Price				Premium or (Discount) of High Sales Price to NAV(2)	Premium or (Discount) of Low Sales Price to NAV(2)	Declared Distributions Per Share(3)
			High		Low
December 31, 2018
First Quarter (February 22, 2018)	$	*	$	*	$	*	* %	* %	$0.25
December 31, 2017
Fourth Quarter	$	*		$10.00		$7.12	* %	* %	$0.25
Third Quarter		$14.21		$13.57		$8.67	(4.7)%	(63.9)%	$0.39
Second Quarter		$14.97		$14.43		$12.85	(3.7)%	(16.5)%	$0.39
First Quarter		$15.71		$14.65		$13.00	(7.2)%	(20.8)%	$0.39
December 31, 2016
Fourth Quarter		$15.79		$13.95		$11.51	(11.7)%	(27.1)%	$0.39
Third Quarter		$15.68		$15.80		$12.75	0.77%	(18.69)%	$0.47
Second Quarter		$16.28		$14.20		$11.72	(12.78)%	(28.01)%	$0.47
First Quarter		$16.29		$13.18		$9.54	(19.09)%	(41.44)%	$0.47

(1)
NAV is determined as of the last date in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.

(2)
Calculated as of the respective high or low intraday sales price divided by the quarter end NAV and subtracting 1.

(3)
Represents the distribution paid for the specified quarter.

*
Not determinable at the time of filing.

Key Stockholder Considerations
Dilution
Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the dilutive effect of the issuance of shares of the Company’s common stock at a price that is less than the NAV per share and the expenses associated with such issuance on the NAV per outstanding share of the Company’s common stock. Any sale of common stock at a price below NAV would result in an immediate dilution to existing common stockholders. This dilution would include reduction in the NAV per share as a result of the issuance of shares at a price below the NAV per share and a disproportionately greater decrease in a current stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance. There will be no limit on the percentage below net asset value per share at which shares may be sold by the Company under this proposal. However, the Company does not presently intend to sell shares of its common stock at a price that is more than 20% lower than the Company’s then current NAV, absent extenuating circumstances. The board of directors of the Company will consider the potential dilutive effect of the issuance of shares at a price below the NAV per share and will consider again such dilutive effect when considering whether to authorize any specific issuance of shares of common stock below NAV.
In addition, stockholders should consider the risk that the approval of this proposal could cause the market price of the Company’s common stock to decline in anticipation of sales of its common stock below NAV, thus causing the Company’s shares to trade at a discount to NAV. The 1940 Act establishes a connection between common share sale price and NAV because, when stock is sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares reduces net asset value per share. Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance, and thus any future issuance of common stock will dilute such stockholders’ holdings of common stock as a percentage of shares outstanding to the extent stockholders do not purchase sufficient shares in the offering or otherwise to maintain their percentage interest. Further, if current stockholders of the Company do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then-current NAV, their voting power will be diluted.
The precise extent of any such dilution cannot be estimated before the terms of a common stock offering are set. As a general proposition, however, the amount of potential dilution will increase as the size of the offering increases. Another factor that will influence the amount of dilution in an offering is the amount of net proceeds that we receive from such offering. The board of directors would expect that the net proceeds to us, which is typically 95% of the market price, will be equal to the price that investors pay per share less the amount of any underwriting discounts and commissions.
As discussed above, it should be noted that the maximum number of shares issuable below NAV that could result in such dilution is limited to 25% of the Company’s then outstanding common stock immediately prior to each such offering. As a result, the maximum amount of dilution to existing stockholders will be limited to no more than 20% of the Company’s then current NAV for each offering, assuming the Company were to issue the maximum number of shares at no more than par value, or $0.01 per share.

Examples of Dilutive Effect of the Issuance of Shares Below NAV
The following table illustrates the level of net asset value dilution that would be experienced by a nonparticipating stockholder in four different hypothetical offerings of different sizes and levels of discount from net asset value per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.
The examples assume that Company XYZ has 1,000,000 common shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current net asset value and net asset value per share are thus $10,000,000 and $10.00, respectively. The table illustrates the dilutive effect on nonparticipating Stockholder A of  (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after underwriting discounts and commissions (a 5% discount from net asset value); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from net asset value); (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after underwriting discounts and commissions (a 20% discount from net asset value); and (4) an offering of 250,000 shares (25% of the outstanding shares) at $0.01 per share after underwriting discounts and commissions (a 100% discount from net asset value).
	Prior to Sale Below NAV	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount		Example 4 25% Offering at 100% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to the Public	—	$10.00	—	$9.47	—	$8.42	—	$0.01	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—	$0.01	—
Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.30)%	$8.00	(20.00)%
Dilution to Stockholder
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—	10,000	—
Percentage Held by Stockholder A	1.00%	0.95%	(4.76)%	0.91%	(9.09)%	0.83%	(16.67)%	0.80%	(20.00)%
Total Asset Values
Total NAV Held by Stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$96,700	(3.30)%	$80,020	(19.98)%
Total Investment by Stockholder A(1)	$100,000	$100,000	—	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A(2)	—	$(200)	—	$(900)	—	$(3,300)	—	$(19,980)	—
Per Share Amounts
NAV per Share held by Stockholder A	—	$9.98	—	$9.91	—	$9.67	—	$8.00	—
Investment per Share held by Stockholder A(3)	$10.00	$10.00	—	$10.00	—	$10.00	—	$10.00	—
Dilution per Share held by Stockholder A(4)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—	$(2.00)	—
Percentage Dilution to Stockholder A(5)	—	—	(0.20)%	—	(0.90)%	—	(3.30)%	—	(19.98)%

(1)
Assumed to be $10.00 per Share.

(2)
Represents total NAV less total investment.

(3)
Assumed to be $10.00 per Share on Shares held prior to sale.

(4)
Represents NAV per Share less Investment per Share.

(5)
Represents Dilution per Share divided by Investment per Share.

Other Considerations
In reaching its recommendation to the stockholders of the Company to approve this proposal, the board of directors considered a possible source of conflict of interest due to the fact that the proceeds from the issuance of additional shares of our common stock will increase the management fees that we pay to Capitala Investment Advisors as such fees are partially based on the amount of our gross assets, as well as the effect of the following factors:
•
the costs and benefits of a common stock offering below NAV compared to other possible means for raising capital or concluding not to raise capital;

•
the size of a common stock offering in relation to the number of shares outstanding;

•
the general condition of the securities markets; and

•
any impact on operating expenses associated with an increase in capital.

The board of directors, including a majority of the non-interested directors who have no financial interest in this proposal, concluded that the benefits to the stockholders from increasing our capital base outweighed any detriment, including from increased management fees, especially considering that the management fees would increase regardless of whether we offer shares of common stock below NAV or above NAV, or dilution to existing stockholders.
Potential Investors
The Company has not yet solicited any potential buyers of the shares that it may elect to issue in any future offering in order to comply with the federal securities laws. No shares are earmarked for management or other affiliated persons of the Company. However, members of management and other affiliated persons may participate in a common stock offering on the same terms as others.
Required Vote
Approval of this proposal requires the affirmative vote of  (1) a majority of the outstanding voting securities as of the Record Date; and (2) a majority of the outstanding voting securities as of the Record Date that are not held by affiliated persons of the Company, which includes directors, officers, employees, and 5% stockholders. For purposes of this proposal, the 1940 Act defines “a majority of the outstanding voting securities” as: (1) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is less. Abstentions and broker non-votes will have the effect of a vote against this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE COMPANY TO SELL SHARES OF ITS COMMON STOCK AT A PRICE OR PRICES BELOW THE COMPANY’S THEN CURRENT NET ASSET VALUE PER SHARE IN ONE OR MORE OFFERINGS, IN EACH CASE SUBJECT TO THE APPROVAL OF ITS BOARD OF DIRECTORS AND COMPLIANCE WITH THE CONDITIONS SET FORTH IN THE PROXY STATEMENT.

OTHER BUSINESS
The board of directors knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Meeting unless certain securities law requirements are met.
DELIVERY OF PROXY MATERIALS
Please note that only one copy of the 2018 Proxy Statement, the 2017 Annual Report or Notice of Annual Meeting may be delivered to two or more stockholders of record of the Company who share an address unless we have received contrary instructions from one or more of such stockholders. We will deliver promptly, upon request, a separate copy of any of these documents to stockholders of record of the Company at a shared address to which a single copy of such documents was delivered. Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by calling us at (704) 376-5502 or by writing to Capitala Finance Corp. 4201 Congress Street, Suite 360, Charlotte, North Carolina 28209.
AVAILABLE INFORMATION
We are required to file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. You may inspect and copy these reports, proxy statements and other information at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing to the SEC’s Public Reference Section, Washington, D.C. 20549. This information will also be available free of charge by contacting us at Capitala Finance Corp. 4201 Congress Street, Suite 360, Charlotte, North Carolina 28209, by telephone at (704) 376-5502, or on our website at http://www.investor.capitalagroup.com.
SUBMISSION OF STOCKHOLDER PROPOSALS
The Company expects that the 2019 Annual Meeting of Stockholders will be held in April 2019, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting pursuant to the SEC’s Rule 14a-8 must submit the proposal in writing to the Company at its address, Capitala Finance Corp., 4201 Congress Street, Suite 360, Charlotte, North Carolina 28209, and the Company must receive the proposal on or before [        ], 2018, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.
Stockholder proposals or director nominations to be presented at the 2019 Annual Meeting of Stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 120 days or more than 150 days in advance of the one year anniversary of the date of the Company’s proxy statement for the 2018 Annual Meeting of Stockholders. For the Company’s 2019 Annual Meeting of Stockholders, the Company must receive such proposals and nominations between [        ], 2018 and [        ], 2018. If the date of the 2019 Annual Meeting of Stockholders is advanced or delayed by more than thirty (30) calendar days from the first anniversary of the date of the 2018 Annual Meeting of Stockholders, stockholder proposals or director nominations to be timely must be received not less than 120 days or more than 150 days prior to the date of the 2019 Annual Meeting of Stockholders, or not later than the tenth day following the day on which public announcement of the date of the 2019 Annual

Meeting of Stockholders is first made. Proposals must also comply with the other requirements contained in the Company’s Bylaws, including supporting documentation and other information. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.
The Company’s Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Company’s Chief Compliance Officer. Persons who are uncomfortable submitting complaints to the Chief Compliance Officer, including complaints involving the Chief Compliance Officer, may submit complaints directly to the Company’s Audit Committee Chair. Complaints may be submitted on an anonymous basis.
The Chief Compliance Officer may be contacted at:
Chief Compliance Officer
Capitala Finance Corp.
4201 Congress Street, Suite 360
Charlotte, North Carolina 28209
The Audit Committee Chair may be contacted at:
H. Paul Chapman
Audit Committee Chair
Capitala Finance Corp.
4201 Congress Street, Suite 360
Charlotte, North Carolina 28209
You are cordially invited to attend the 2018 Annual Meeting of stockholders in person. Whether or not you plan to attend the Meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope or through the internet.
By Order of the Board of Directors
John F. McGlinn
Corporate Secretary
Charlotte, North Carolina
March [  ], 2018

PRIVACY NOTICE
We are committed to maintaining the privacy of our stockholders and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.
Generally, we do not receive any non-public personal information relating to our stockholders, although certain non-public personal information of our stockholders may become available to us. We do not disclose any non-public personal information about our stockholders or former stockholders to anyone, except as permitted by law or as is necessary in order to service stockholder accounts (for example, to a transfer agent or third-party administrator).
We restrict access to non-public personal information about our stockholders to employees of our investment adviser and its affiliates with a legitimate business need for the information. We will maintain physical, electronic and procedural safeguards designed to protect the non-public personal information of our stockholders.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
CAPITALA FINANCE CORP.
FOR THE ANNUAL MEETING OF STOCKHOLDERS
APRIL 26, 2018
The undersigned stockholder of Capitala Finance Corp. (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and hereby appoints Joseph B. Alala, III, Stephen A. Arnall, and Richard G. Wheelahan, III, and each of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s office located at 4201 Congress Street, Suite 360, Charlotte, North Carolina 28209 on April 26, 2018, at 8:30 a.m., Eastern Time, and at all postponements or adjournments thereof, as indicated on this proxy.
THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted FOR Proposals 1, 2 and 3, and in the discretion of the proxies with respect to any other matters that may properly come before the Meeting.
Please vote, sign and date this proxy on the reverse side and return it promptly in the enclosed envelope.
(CONTINUED ON REVERSE SIDE)
ANNUAL MEETING OF STOCKHOLDERS
CAPITALA FINANCE CORP.
APRIL 26, 2018
VOTE BY INTERNET — http://www.astproxyportal.com/ast/18514/
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Capitala Finance Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Capitala Finance Corp., c/o American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219.
PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD
IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE
Please Detach and Mail in the Envelope Provided

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1.	The election of each of the following persons (except as marked to the contrary) as directors, who will each serve as a director of Capitala Finance Corp. until 2021, or until his respective successor is duly elected and qualified.	FOR ☐	WITHHOLD AUTHORITY ☐	NOMINEE M. Hunt Broyhill
		FOR ☐	WITHHOLD AUTHORITY ☐	NOMINEE Larry W. Carroll
2.	The ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for Capitala Finance Corp. for the fiscal year ending December 31, 2018.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To approve a proposal to authorize Capitala Finance Corp. to sell shares of its common stock at a price or prices below Capitala Finance Corp.’s then current net asset value per share in one or more offerings, in each case subject to the approval of its board of directors and compliance with the conditions set forth in the proxy statement pertaining thereto (including, without limitation, that the number of shares issued does not exceed 25% of Capitala Finance Corp.’s then outstanding common stock immediately prior to each such offering).	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	To vote upon such other business as may properly come before the Meeting or any postponement or adjournment thereof.
IMPORTANT:   Please sign your names exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.
SIGNATURE	DATE	SIGNATURE	DATE
IF HELD JOINTLY